STOCK OPTION GRANT AGREEMENT

           THIS AGREEMENT, made as of this 17th day of October, 1997 between J. CREW GROUP INC. (the "Company") and Emily Woods (the "Participant").

           WHEREAS, the Company has adopted and maintains the J. Crew Group 1997 Stock Option Plan (the "Plan") to promote the interests of the Company and its stockholders by providing the Company's key employees with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company;

           WHEREAS, the Plan provides for the grant to Participants in the Plan of Non-qualified Stock Options to purchase the Securities (as such term is hereinafter defined).

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows.

           1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK
OPTION (the "Option") with respect to the Securities.

           2. Grant Date. The Grant Date of the Option hereby granted is October 17, 1997.

           3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein, except as specifically stated herein and except that references to the interpretation and findings of the Committee being final and binding, including such reference in Section 3.2 of the Plan, shall not apply to this Stock Option Grant Agreement. If there is any conflict between the terms and conditions of the Plan or this Agreement, the terms and conditions of this Agreement shall govern except as specifically provided herein. All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Plan unless it is specified that such term shall have the meaning given such term in the Employment Agreement between the Participant, J. Crew Group Inc. and J. Crew Operating Corp., dated October 17, 1997. Sections 3.4, 4.12(a) and 4.13 of the Plan shall not apply to the Option granted hereunder.

           4. Exercise Price and Vesting Date. The Option shall be divided into five equal tranches, each of which shall relate to a pro rata portion of each separately identifiable security constituting the Securities, as set forth in the table below. The exercise of any portion of the Option shall require the purchase of a pro rata portion of each separately identifiable security constituting the Securities subject to the Option.


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Tranche                        Date First
Number  % of Grant             Exercisable        Exercise Price
------  ----------             -----------        --------------
  1    20% of Securities       October 17, 1998   125% of TPG II's Price
       subject to the Option

  2    20% of Securities       October 17, 1999   156.25% of TPG II's Price
       subject to the Option

  3    20% of Securities       October 17, 2000   195.31% of TPG II's Price
       subject to the Option

  4    20% of Securities       October 17, 2001   244.14% of TPG II's Price
       subject to the Option

  5    20% of Securities       October 17, 2002   305.18% of TPG II's Price
       subject to the Option


           Notwithstanding the foregoing, the Option shall become immediately exercisable upon the occurrence of any of the following: (i) the Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason, (ii) the Participant's employment is terminated by reason of death or Disability, or (iii) a Change in Control of the Company. The terms "Cause," "Good Reason," and "Disability" shall have the meaning set forth in the Employment Agreement.

           5. Definition of Securities. For purposes of this Stock Option Grant Agreement, the term "Securities" shall mean (i) 820 shares of Common Stock and (ii) a number of shares of preferred stock ("Preferred Stock") of the Company the purchase price for which (at TPG II's Price) bears the same ratio to the aggregate purchase price for such number of shares of Common Stock (at TPG II's Price) as the ratio of the aggregate purchase price paid by TPG II for the purchase of Preferred Stock at the Closing bears to the aggregate purchase price paid by TPG II for Common Stock at the Closing. If, subsequent to the Closing, TPG II sells all or any portion of the Preferred Stock acquired by it at the Closing, the amount of Preferred Stock included in the definition of Securities shall thereafter be reduced by replacing in clause
(ii) above, (I) the aggregate purchase price paid by TPG II for the purchase of the Preferred Stock at the Closing with (II) the aggregate purchase price paid by TPG II for the purchase of such reduced amount of Preferred Stock as is held by TPG II after such sale; provided, that no such sale shall have any retroactive effect with respect to or related to any portion of the Option exercised by the Participant prior to such sale. For purposes of this Stock Option Grant Agreement, "TPG II's Price" shall mean the per share price paid for the Securities at the Closing multiplied by the number of shares or units of the applicable Security and the term "Closing" shall have the meaning set forth in the Employment Agreement.

           6. Exercise of the Option. The Participant may exercise the Option, or any portion thereof, to the extent exercisable pursuant to Section 4 herein, by complying with the method of exercise procedures described in Section 4.10 of the Plan; provided, that prior to the existence of a Public Market, the term "Fair Market Value" under the Plan shall be replaced with the term "Appraised Value" within the meaning of, and as determined pursuant to, the Stockholders' Agreement; and provided, further that, if at the time of exercise the Participant


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


also exercises her put right pursuant to Section 3(b) of the Stockholders' Agreement between the Company, the Participant and TPG Partners II, L.P. ("TPG II"), dated October 17, 1997 (the "Stockholders' Agreement"), the Participant may make such exercise contingent upon the Appraised Value (as determined under the Stockholders' Agreement) for each share of Common Stock being greater than the per share Exercise Price provided herein. Upon the Participant's request, the Company shall withhold a portion of the shares of Common Stock underlying the Option that would otherwise be distributed to the Participant to satisfy the applicable federal, state and local withholding taxes incurred by the Participant as a result of the exercise of the Option.

           7. Option Expiration Date. Subject to the provisions of the Plan, the Option shall expire and be canceled on the tenth anniversary of the Grant Date; provided, that the Option shall expire prior to the tenth anniversary of the Grant Date as follows: (i) to the extent the Option is not exercisable on the date the Participant's Employment terminates for any reason (taking into account any acceleration event occurring on such date of termination), such Option shall expire and be canceled on the date the Employment terminates; and (ii) to the extent the Option is exercisable on the date the Participant's Employment terminates, the Option shall expire and be canceled (A) two years after termination of the Participant's Employment by reason of death or Disability (but not later than the tenth anniversary of the Grant Date), (B) on the commencement of business on the date the Participant's Employment is, or is deemed to have been, terminated by the Company for Cause or by the Participant without Good Reason, or (C) the end of the full ten-year term upon any other termination of Employment. The terms "Cause", "Good Reason" and "Disability" shall have the meaning set forth in the Employment Agreement. If, within one year after the date of the Participant's termination of Employment, it is discovered that the Participant's Employment could have been terminated for Cause, the Participant's Employment shall, at the election of the Committee, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

           8. Adjustment to Option. In the event of a merger, consolidation, liquidation, stock split, reverse stock split, stock dividend or distribution, spin-off, recapitalization, share exchange, reorganization, extraordinary dividend, non-arm's length transaction with TPG II or its affiliates other than customary management and advisory fees or any other similar corporate transaction, the Company shall adjust the number of shares of Common Stock and/or kind of securities subject to the Option, the Exercise Price per share of Common Stock or the terms of the Option to prevent the enlargement or dilution of the value, rights and benefits of the Option and it shall be a condition to any such transaction that adequate provision shall have been so made.

           9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or


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


default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

           10. Limitation on Transfer. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may assign her rights with respect to the Option granted herein to a trust, partnership, LLC or custodianship the beneficiaries, partners or members of which may include only the Participant, the Participant's spouse, or the Participant's lineal descendants (by blood or adoption). In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan. All Securities obtained pursuant to the Option granted herein shall be subject to any limitations on transfer provided in the Stockholders' Agreement.

           11. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

           12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

           14. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan.


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


           IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on her own behalf, thereby representing that she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                              J. CREW GROUP INC.

                              By:
                                 ------------------------------


                                 ------------------------------
                                 Emily Woods


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